UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 20, 2005, Adelphia Communications Corporation (“Adelphia” or the “Company”) entered into definitive agreements with Time Warner NY Cable LLC (“TW NY”), a subsidiary of Time Warner Cable Inc. (“TWC”), the cable subsidiary of Time Warner Inc. (“Time Warner”), and Comcast Corporation (“Comcast”).  Under the agreements, TW NY and Comcast will acquire substantially all the U.S. assets of Adelphia for an aggregate of $12.7 billion in cash and 16 percent of the common stock of TWC.  Time Warner and Comcast have also agreed to swap certain cable systems and unwind Comcast’s investments in TWC and Time Warner Entertainment Company, L.P., a subsidiary of TWC (“TWE”).  The transaction does not include Adelphia’s cable system joint venture in Puerto Rico.

Adelphia will file a revised Plan of Reorganization and draft Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) that reflects the terms of the transaction.  A Disclosure Statement hearing must be held, followed, if the Bankruptcy Court approves the Disclosure Statement, by creditor and other stakeholder balloting on the plan and ultimately a confirmation hearing before the Bankruptcy Court.  Closing of the transaction is subject to confirmation of the Plan of Reorganization by the Bankruptcy Court, applicable regulatory approvals and other customary closing conditions.  Subject to receipt of all necessary approvals, the transaction is expected to close in approximately nine to 12 months.

The Purchase Agreements

Under the terms of the transaction, Adelphia entered into an asset purchase agreement, dated as of April 20, 2005, with TW NY (the “TW Purchase Agreement”) and an asset purchase agreement dated as of April 20, 2005, with Comcast (the “Comcast Purchase Agreement,” and together with the TW Purchase Agreement, the “Purchase Agreements”), pursuant to which TW NY and Comcast will purchase substantially all of Adelphia’s U.S. assets and assume certain of its liabilities.  Adelphia’s stakeholders will receive $12.7 billion in cash and shares of TWC’s Class A Common Stock (“TWC Class A Common Stock”), which are expected to represent 16% of the common stock of TWC as of the closing, assuming the redemption of Comcast’s interest in TWC, as described below.  Following the closing, the shares of TWC Class A Common Stock will be publicly traded.  Pursuant to a separate Parent Agreement, dated as of April 20, 2005 (the “Parent Agreement”), TWC, among other things, has guaranteed the obligations of TW NY under the TW Purchase Agreement.

The purchase price is subject to customary adjustments to reflect changes in Adelphia’s net liabilities and subscribers as well as any shortfall in Adelphia’s capital expenditure spending relative to its budget during the interim period between the execution of the Purchase Agreements and the consummation of the transaction.  At the closing, 4% of the purchase price, consisting, in the case of the TW Purchase Agreement, of pro rata amounts of cash and TWC Class A Common Stock, will be deposited into escrow to secure Adelphia’s obligations in respect of any post-closing adjustments to the purchase price, its indemnification obligations for breaches of its representations, warranties and covenants pursuant to the Purchase Agreements and its indemnification obligations with respect to assets and liabilities that it retains.

Adelphia, TW NY and Comcast have made customary representations, warranties and covenants in the Purchase Agreements, including, among others, covenants that (i) require the parties to commence appropriate proceedings before the Bankruptcy Court to obtain approval of the Plan of Reorganization and to use commercially reasonable efforts to obtain the regulatory and other approvals required in connection with the transaction and (ii) subject to certain exceptions, prohibit Adelphia from soliciting, encouraging or responding to proposals relating to alternative business combination transactions (including pursuing an alternate plan under chapter 11 of the United States Bankruptcy Code).  The Purchase Agreements contain certain termination rights for Adelphia, TW NY, and Comcast, and further provide that, upon termination of the Purchase Agreements under specified circumstances, Adelphia may be required to pay TW NY a termination fee of approximately $353 million and Comcast a termination fee of $87.5 million.

Closing is subject to the satisfaction or waiver of conditions customary to transactions of this type, including, among others, (i) receipt of applicable regulatory approvals, including the consent of certain local franchising authorities to the change in ownership of the cable systems operated by Adelphia, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) a registration statement covering the offer and sale of the shares of TWC Class A Common Stock to be issued in the transaction being declared effective, or the offer and sale of such shares having been exempted from registration pursuant to an order of the Bankruptcy Court confirming the Plan of Reorganization or a no-action letter from the staff of the Securities and Exchange Commission (in the case of the TW Purchase Agreement), (iv) approval of the shares of TWC Class A Common Stock to be issued in the transaction for listing on the New York Stock Exchange (in the case of the TW Purchase Agreement), (v) entry by the Bankruptcy Court of a final order confirming the Plan of Reorganization and, contemporaneously with closing, consummation of the Plan of Reorganization, (vi) satisfactory settlement by Adelphia of the claims and causes of actions brought by the Securities and Exchange Commission and the investigations by the Department of Justice, (vii) the absence of any material adverse effect with respect to TWC’s business (in the case of the TW Purchase Agreement) and with respect to certain significant components of Adelphia’s business, and (viii) the number of basic subscribers served by Adelphia’s cable systems as of a specified date prior to the closing not being below an agreed upon threshold.  Subject to the Expanded Transaction Letter Agreement (as defined below), the closing under each Purchase Agreement is also conditioned on a contemporaneous closing under the other Purchase Agreement.  Consummation of the above transactions with TW NY and Comcast, however, is not subject to the consummation of the agreement by Time Warner and Comcast to swap certain cable systems and unwind Comcast’s investments in TWC and TWE, as described below.

Pursuant to a letter agreement, dated as of April 20, 2005 (the “Expanded Transaction Letter Agreement”), if the Comcast Purchase Agreement is terminated prior to closing as a result of the failure to obtain FCC or applicable antitrust regulatory approvals, TW NY has agreed to also acquire the cable operations of Adelphia that Comcast would have acquired pursuant to the Comcast Purchase Agreement.  In such event, TW NY would be required to pay the $3.5 billion purchase price to have been paid by Comcast, less Comcast’s allocable share of the liabilities (between $550 and $600 million) of the Century-TCI and Parnassos joint ventures between Adelphia and Comcast.  This purchase price may be satisfied at TW NY’s election in any combination of shares of TWC Class A Common Stock and cash.  In such event, the exchange pursuant to the Exchange Agreement described below would not take place.

Other Time Warner/Comcast Agreements

Pursuant to two separate redemption agreements, each dated as of April 20, 2005 (the “Redemption Agreements”), and subject to the terms and conditions thereof, Comcast and TWC expect to redeem Comcast’s interests in TWC and TWE.  In addition, TWC and Comcast and certain of their affiliates entered into an exchange agreement, dated as of April 20, 2005 (the “Exchange Agreement”), pursuant to which, and subject to the terms and conditions thereof, TWC and Comcast or such affiliates expect to exchange certain cable systems, including certain systems to be acquired by TW NY and Comcast pursuant to their respective purchase agreements with Adelphia.  Adelphia is not a party to either the Redemption Agreements or the Exchange Agreement.

Cautionary Statements

The foregoing description of the terms of the transaction does not purport to be complete and is qualified in its entirety by reference to each of the TW Purchase Agreement, the Comcast Purchase Agreement, the Parent Agreement and the Expanded Transaction Letter Agreement, copies of which are filed herewith as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively.  A copy of Adelphia’s press release announcing the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The representations, warranties and covenants made by the parties in each of the transaction agreements are qualified by information in disclosure schedules that the parties exchanged in connection with the execution of such agreements.  Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts.  Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Adelphia, TWC, TW NY, Comcast or any of their respective affiliates.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation and Time Warner NY Cable LLC.

Exhibit 2.2	Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation and Comcast Corporation.

Exhibit 2.3	Parent Agreement, dated as of April 20, 2005, among Time Warner Cable Inc., Time Warner NY Cable LLC and Adelphia Communications Corporation.

Exhibit 2.4	Expanded Transaction Letter Agreement, dated as of April 20, 2005, among Comcast Corporation, Time Warner NY Cable LLC and Adelphia Communications Corporation.

Exhibit 99.1	Press Release of the Company, dated April 21, 2005.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company or its assets, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the Plan of Reorganization reflecting the proposed transactions with Time Warner, Comcast and their affiliates will be approved and consummated, whether the transactions close, whether the redemption and exchange transactions between TWC, Comcast and certain of their affiliates will close, the Company’s pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, results and impacts of the proposed sale of the Company’s assets, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2005	ADELPHIA COMMUNICATIONS CORPORATION

	By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation and Time Warner NY Cable LLC.

Exhibit 2.2	Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation and Comcast Corporation.

Exhibit 2.3	Parent Agreement, dated as of April 20, 2005, among Time Warner Cable Inc., Time Warner NY Cable LLC and Adelphia Communications Corporation.

Exhibit 2.4	Expanded Transaction Letter Agreement, dated as of April 20, 2005, among Comcast Corporation, Time Warner NY Cable LLC and Adelphia Communications Corporation.

Exhibit 99.1	Press Release of the Company, dated April 21, 2005.